Advance Nanotech Reincorporation
Tuesday June 20, 8:30 am ET

Advance Nanotech reincorporates from the State of Colorado to the State of Delaware.

NEW YORK--(BUSINESS WIRE)--June [20], 2006--Advance Nanotech, Inc., (OTCBB:AVNA - News), the premier provider of financing and support services to expedite the commercialization of nanotechnology discoveries, today announced that it has completed its reincorporation from the State of Colorado to the State of Delaware. The shareholders of Advance Nanotech, Inc. (“ANI Colorado”) approved the reincorporation proposal at the annual meeting of ANI Colorado’s shareholders held on May 11, 2006.

The reincorporation was accomplished by the merger of ANI Colorado into its wholly owned subsidiary, Advance Nanotech, Inc., a Delaware corporation ("ANI Delaware"). In the reincorporation, each outstanding share of common stock in ANI Colorado was exchanged for one share of common stock in ANI Delaware. Accordingly, the reincorporation had no effect on any shareholder’s ownership interest in AVNA. ANI Colorado shareholders will automatically be deemed to be stockholders of ANI Delaware and do not need to exchange their share certificates. The reincorporation will not result in any change in the company's name, ticker symbol, OTC Bulletin Board listing, CUSIP number, business, assets, operations or liabilities. ANI Delaware's corporate headquarters will not be moved from the present site and no employees or management personnel will be relocated.

About Advance Nanotech, Inc.

Advance Nanotech is dedicated to the successful commercialization of disruptive nanotechnologies to produce nano-enabled products. Advance provides financing and support services including commercialization guidance, project and infrastructure management, leadership assets, and counsel on intellectual property, licensing and regulatory issues to ensure maximum market potential. Advance Nanotech's diversified portfolio of 26 nanotechnologies, of which the company holds a majority stake in 20, impacts a range of applications including, but not limited to, sensors, medical therapeutics and composites. Advance is forging partnerships with leading manufacturers and universities in Europe, Asia and North America to transform innovative nanotechnology concepts into practical solutions. For more information on Advance Nanotech, please visit www.advancenanotech.com.

This document contains forward-looking statements by Advance Nanotech regarding its expectations as to its business, and involves risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.

Factors that may cause such a difference include, but are not limited to, problems and risks associated with developments in the nanotechnology industry in general and in Advance Nanotech's products under development in particular; the potential failure of Advance Nanotech's products under development to prove safe and effective in application; uncertainties inherent in the early stage of Advance Nanotech's products under development; failure to successfully implement or complete research programmes; failure to receive marketing clearance from regulatory agencies for our products under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Advance Nanotech's business, structure or projections; the development of competing products; uncertainties related to Advance Nanotech's dependence on third parties and partners; and those risks described Advance Nanotech 's filings with the SEC. Advance Nanotech disclaims any obligation to update these forward-looking statements.

Further information about these and other relevant risks and uncertainties may be found in the Advance Nanotech's findings with the Securities and Exchange Commission, all of which are available from the Commission as well as other sources.

Public Relations:
Racepoint Group
RJ Bardsley, 781-487-4616
rbardsley@racepointgroup.com